UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
September 7, 2004

CASH AMERICA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Texas (State of incorporation)	1-9733 (Commission File No.)	75-2018239 (IRS Employer Identification No.)

1600 West 7th Street
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 335-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Asset Purchase Agreement
Sale Agreements
Note Agreement Amendments
Press Release

Item 1.01. Entry into a Material Definitive Agreement.

(a)	On September 7, 2004, Cash America International, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Camco, Inc., a Nevada corporation d/b/a “SuperPawn” (“Camco”), pursuant to which the Company has agreed to purchase substantially all of the assets of Camco. The estimated gross purchase price of the assets will be approximately $125 million, consisting of approximately $15 million worth of Company common stock and the balance in cash. The closing of the transaction is expected to take place within 90 days and is subject to the customary final stages of due diligence and approvals of regulatory agencies.

The Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The press release announcing the transaction is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

(b)	On September 8, 2004 in London, England, the Company entered into two separate agreements (collectively, the “Sale Agreements”), one with H&T Finance Limited for the sale of all of the shares of the Company’s U.K. subsidiary, Harvey & Thompson Limited, and the other with Guldskålen D 409 AB for the sale of all of the shares of the Company’s Swedish subsidiary, CAII Pantbelåning AB. The buyers are affiliates of The Rutland Fund, which is managed by the U.K. firm Rutland Partners LLP. (See Item 2.01 of this Current Report on Form 8-K for additional information about the transaction.)

The Sale Agreements are filed as Exhibit 2.2 to this Current Report on Form 8-K and are incorporated herein by reference.

(c)	In order to facilitate the consummation of the transactions under the Sale Agreements and the Purchase Agreement, the Company and the note holders under the Company’s existing Note Agreements entered into the following amendments to those Note Agreements effective as of September 7, 2004 (collectively, the “Note Agreement Amendments”): (1) Supplement No. 8 to the July 7, 1995 Note Agreement for the Company’s $20,000,000, 8.14% Senior Notes due July 7, 2007, (2) Supplement No. 5 to the December 1, 1997 Note Agreement for the Company’s $30,000,000, 7.10% Senior Notes due January 2, 2008, and (3) Amendment No. 1 to the August 12, 2002 Note Agreement for the Company’s $42,500,000, 7.20% Senior Notes due August 12, 2009.

The Note Agreement Amendments are filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

     On September 8, 2004 in London, England, the Company completed the sale of its U.K. subsidiary, Harvey & Thompson Limited, to H&T Finance Limited, and also completed the sale of

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its Swedish subsidiary, CAII Pantbelåning AB, to Guldskålen D 409 AB, all pursuant to the Sale Agreements. Total consideration paid to the Company, before taxes, was approximately $128 million, (based on approximated exchange rates) consisting of $12.5 million in notes receivable and the balance in cash. The buyers are affiliates of The Rutland Fund, which is managed by the U.K. firm Rutland Partners LLP. The terms of the transaction and the consideration paid were the result of arm’s length negotiations between the Company and the buyers. Prior to the completion of the transaction, neither the Company nor any of its affiliates or officers, directors or their associates had any material relationship with the buyers.

     The Sale Agreements are filed as Exhibit 2.2 to this Current Report on Form 8-K and are incorporated herein by reference. The press release announcing the transaction is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibits

2.1	Asset Purchase Agreement dated September 7, 2004 by and among Camco, Inc., Steven A. Mack; SuperPawn, Inc., and Cash America International, Inc.

2.2	Sale Agreement dated September 8, 2004 with H&T Finance Limited for the sale of all of the shares of the Company’s U.K. subsidiary, Harvey & Thompson Limited, and Sale Agreement with Guldskålen D 409 AB for the sale of all of the shares of the Company’s Swedish subsidiary, CAII Pantbelåning AB.

10.1	Note Agreement Amendments dated effective September 7, 2004: 1) Supplement No. 8 to the July 7, 1995 Note Agreement for the Company’s $20,000,000, 8.14% Senior Notes due July 7, 2007; 2) Supplement No. 5 to the December 1, 1997 Note Agreement for the Company’s $30,000,000, 7.10% Senior Notes due January 2, 2008; and 3) Amendment No. 1 to the August 12, 2002 Note Agreement for the Company’s $42,500,000, 7.20% Senior Notes due August 12, 2009.

99.1	Press release dated September 8, 2004, issued by Cash America International, Inc. regarding the sale of its European businesses and its agreement to purchase the pawn operating assets of Camco, Inc.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.
Date: September 13, 2004	By:	/s/ Hugh A. Simpson
Hugh A. Simpson
Executive Vice President, General
Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement dated September 7, 2004 by and among Camco, Inc., Steven A. Mack; SuperPawn, Inc., and Cash America International, Inc.

2.2	Sale Agreement dated September 8, 2004 with H&T Finance Limited for the sale of all of the shares of the Company’s U.K. subsidiary, Harvey & Thompson Limited, and Sale Agreement with Guldskålen D 409 AB for the sale of all of the shares of the Company’s Swedish subsidiary, CAII Pantbelåning AB.

10.1	Note Agreement Amendments dated effective September 7, 2004: 1) Supplement No. 8 to the July 7, 1995 Note Agreement for the Company’s $20,000,000, 8.14% Senior Notes due July 7, 2007; 2) Supplement No. 5 to the December 1, 1997 Note Agreement for the Company’s $30,000,000, 7.10% Senior Notes due January 2, 2008; and 3) Amendment No. 1 to the August 12, 2002 Note Agreement for the Company’s $42,500,000, 7.20% Senior Notes due August 12, 2009.

99.1	Press release dated September 8, 2004, issued by Cash America International, Inc. regarding the sale of its European businesses and its agreement to purchase the pawn operating assets of Camco, Inc.

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